UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 10, 2013

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 10, 2013, the Company’s Board of Directors amended the provisions relating to special meetings of the Board contained in Section 3.9 of the Company’s Amended and Restated By-laws. As amended, Section 3.9 of the Company’s Amended and Restated By-laws provide that special meetings of the Board of Directors may be called by the Company’s Chairman, President or Secretary or by a majority of the Directors. In addition, a majority of Directors must give the Chairman of the Board of Directors prior written notice before calling a special meeting of the Board or requesting that a special meeting be called. The Chairman of the Board of Directors also may call a special meeting of the Board on three hours’ notice given by electronic mail in the event of an emergency or other pressing issue that requires the consideration of the Board. Prior to this amendment, the Amended and Restated By-laws provided that the Company’s Chairman, President or Secretary or two or more Directors could call or request a special meeting of the Board, advance notice to the Chairman of the Board by Directors calling or requesting a special meeting was not required, and there were no provisions for calling a special meeting on short notice in the event of an emergency or other pressing issue that required the consideration of the Board.

The description of the amendment to the Amended and Restated By-laws contained herein is qualified in its entirety by the complete text of the amendment, which is attached hereto as Exhibit 3.2 and incorporated by reference into this item.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

3.2	Amendment to Section 3.9 of the Amended and Restated By-laws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 13, 2013

LAS VEGAS SANDS CORP.

By:	/s/ Ira H. Raphaelson
Name:	Ira H. Raphaelson
Title:	Executive Vice President and Global General Counsel

INDEX TO EXHIBITS

3.2	Amendment to Section 3.9 of the Amended and Restated By-laws of the Company.